Exhibit 10.4

ACKNOWLEDGMENT AGREEMENT

This ACKNOWLEDGMENT AGREEMENT (this “Acknowledgment”), is effective as of the 18 day of December, 2015 (the “Effective Date”), and is executed by and among Panacela Labs, Inc., a Delaware corporation (the “Company”), Cleveland BioLabs, Inc., a Delaware corporation (“CBLI”), and Open Joint Stock Company “Rusnano”, a company organized under the laws of the Russian Federation (“Rusnano”).

WHEREAS, CBLI and Rusnano are stockholders of the Company;

WHEREAS, the Company, as borrower, and Rusnano, as lender, are parties to that certain Convertible Loan Agreement dated as of September 3, 2013, as amended and supplemented by the Supplemental Agreement (as defined below) (the “Convertible Loan Agreement”);

WHEREAS, attached hereto as Exhibit A is an accounting of the indebtedness of the Company owed to Rusnano under the Convertible Loan Agreement and certain other indebtedness of the Company owed to CBLI, Rusnano and certain other third party trade creditors identified therein immediately prior to the Effective Date (collectively, the “Obligations”); and

WHEREAS, the parties desire to evidence the mutual agreements and understandings of the parties hereto with respect to the satisfaction in full of the Obligations.

NOW, THEREFORE, in consideration of the foregoing, the mutual acknowledgments hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto acknowledge and agree to the following facts and understandings:

1.            Definitions.

(a)           As used in this Acknowledgment, the following terms shall have the following meanings:

(i)           “CBLI Common Stock” means the Common Stock, $0.005 par value per share, of CBLI.

(ii)          “Governmental Authority” means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

(iii)         “Intercompany Loan Agreement” means that certain Loan Agreement dated as of September 3, 2013, between the Company and the LLC, as amended by Amendment No. 1 to Loan Agreement dated as of October 8, 2013.

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(iv)         “Intercompany Loan Amendment” means that certain Amendment No. 2 to Loan Agreement to be entered into by the Company and the LLC, substantially in the form of Exhibit B attached hereto.

(v)          “Lien” means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

(vi)         “LLC” means Panacela Labs, LLC, a company organized under the laws of the Russian Federation.

(vii)        “Material Adverse Effect” means, with respect to any Person, any circumstance, change in or effect on such Person or any of its Subsidiaries that, individually or in the aggregate with all other circumstances, changes in, or effects on, such Person and/or its Subsidiaries is materially adverse to the business, operations, assets, liabilities, results of operations or financial condition of such Person and its Subsidiaries, taken as a whole.

(viii)       “Minority Stockholder” means any stockholder of the Company, other than CBLI or Rusnano.

(ix)          “Panacela Common Stock” means the Common Stock, $0.001 par value per share, of the Company.

(x)           “Person” means an individual, corporation, limited liability company, partnership, association, trust, joint stock company, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

(xi)          “Proportionate Percentage” means the percentage that expresses the ratio of (x) the number of issued and outstanding shares of capital stock of the Company (on an as converted basis) then owned of record by such stockholder over (y) the aggregate number of outstanding shares of capital stock of the Company (on an as converted basis).

(xii)         “Securities Act” means the United States Securities Act of 1933, as amended.

(xiii)        “Stockholders’ Agreement” means that certain Stockholders and Investor Rights Agreement, by and among the Company and the stockholders listed on Schedule 1 thereto, as amended by that certain First Amendment to Stockholders and Investor Rights Agreement dated as of September 3, 2013.

(xiv)       “Subsidiary” or “Subsidiaries” means, with respect to any Person, any entity of which (i) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, (ii) more than 50% of the interest in the capital or profits of such Person or entity or (iii) more than 50% of the beneficial interest in such trust or estate, is at the time of determination directly or indirectly owned or controlled by such Person.

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(xv)        “Supplemental Agreement” means that certain Amendment and Supplemental Agreement No. 1 to Convertible Loan Agreement dated as of the date hereof between Rusnano and the Company.

(xvi)      “Transaction Documents” means this Acknowledgment, the CBLI/Rusnano Subscription Agreement, the Panacela/Rusnano Subscription Agreement, the CBLI Subscription Agreement, the Supplemental Agreement, the Intercompany Loan Amendment and other documents, agreements, certificates and instruments delivered pursuant to any of the foregoing.

(b)           The terms not defined in Section 1(a) above shall have the meanings set forth in this Acknowledgment.

2.            Restructuring.

(a)           Issuance of Panacela Shares.

(i)           Prior to the Closing, the Company has offered for sale to all stockholders of the Company 24,724 shares of Panacela Common Stock (“Panacela Shares”), at $117.4 per share, with each stockholder entitled to purchase such stockholder’s Proportionate Percentage of such Panacela Shares, which offer and sale, subject to Section 2(e)(i) and (ii), was conducted in accordance with the Stockholders’ Agreement and applicable U.S. federal and state securities laws. None of the Minority Stockholders have elected to subscribe for or purchase any Panacela Shares.

(ii)          Subject to the satisfaction or waiver of the conditions set forth in Section 4, at the Closing:

(A)         Rusnano shall subscribe for and purchase, and the Company shall issue and deliver to Rusnano, 6,014 Panacela Shares;

(B)          Rusnano shall pay the aggregate consideration for such Panacela Shares by acknowledging the repayment of $706,043.60 of the Rusnano Obligations as set forth in Section 2(b)(i)(B) (as it relates to Section 2(b)(i)(A)(3)); and

(C)          In connection with transactions contemplated by this Section 2(a)(ii), Rusnano and the Company shall enter into a Stock Subscription Agreement substantially in the form of Exhibit C attached hereto (the “Panacela/Rusnano Subscription Agreement”).

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(iii)         Subject to the satisfaction or waiver of the conditions set forth in Section 4, at the Closing:

(A)         CBLI shall subscribe for and purchase, and the Company shall issue and deliver to CBLI, 18,710 Panacela Shares;

(B)          CBLI shall pay the aggregate consideration for such Panacela Shares of $2,196,554 as set forth in Sections 2(b)(i)(A)(1) and (2) and Sections 2(b)(ii) and (iii);

(C)         In connection with transactions contemplated by this Section 2(a)(iii), CBLI and the Company shall enter into a Stock Subscription Agreement substantially in the form of Exhibit D attached hereto (the “CBLI Subscription Agreement”);

(iv)         Issuance of CBLI Shares. Subject to the satisfaction or waiver of the conditions set forth in Section 4, at the Closing:

(A)         Rusnano shall subscribe for and purchase, and CBLI shall issue and deliver to Rusnano, 256,215 shares of CBLI Common Stock (the “CBLI Shares”), at $4.45 per share (the closing market price of a share of CBLI Common Stock on the NASDAQ Capital Market as of October 13, 2015);

(B)         Rusnano shall pay the aggregate consideration for such CBLI Shares of $1,140,156.75 by accepting CBLI Shares in partial satisfaction of the Rusnano Obligations, as described in Section 2(b)(i)(A)(2) and (B) (to the extent related to Section 2(b)(i)(A)(2)); and

(C)         In connection with the transactions contemplated by Section 2(a)(iv), Rusnano and CBLI shall enter into a Stock Subscription Agreement substantially in the form of Exhibit E attached hereto (the “CBLI/Rusnano Subscription Agreement”).

(v)          All CBLI Shares and Panacela Shares shall be issued free and clear of all Liens other than any restrictions pursuant to U.S. federal and state securities laws and, in the case of Panacela Shares, any additional Liens created by or arising under the Stockholders’ Agreement.

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(b)           Repayment of the Obligations.

(i)           Rusnano Obligations.

(A)         As of the Effective Date, prior to the consummation of the transactions contemplated hereby, provided that the transactions contemplated in this Acknowledgment are consummated prior to December 30, 2015, the Company owes $2,137,165.96 to Rusnano pursuant to the Convertible Loan Agreement (the “Rusnano Obligations”) of which $1,530,000.00 is the outstanding initial principal amount (the “Principal Amount”) and $607,165.96 is the accrued and unpaid interest as of October 13, 2015, as further set forth on Exhibit A. Provided the transactions contemplated in this Acknowledgment are consummated prior to December 30, 2015, Rusnano hereby waives any interest accrued on the Principal Amount after October 13, 2015 through the Effective Date. At the Closing, the Rusnano Obligations shall be satisfied in full as follows and as set forth in the Supplemental Agreement:

(1)         CBLI shall pay Rusnano, on behalf of the Company, $290,965.61 (the “Cash Amount”) by wire transfer of immediately available funds to the account of Rusnano as notified by Rusnano in writing prior to the Closing;

(2)         CBLI shall pay $1,140,156.75 of the Rusnano Obligations (the “CBLI Shares Amount”), on behalf of the Company, by issuing and delivering the CBLI Shares to Rusnano, as described in Section 2(a)(iv); and

(3)         The Company shall pay $706,043.60 of the Rusnano Obligations by issuing and delivering 6,014 Panacela Shares to Rusnano pursuant to the Panacela/Rusnano Subscription Agreement as described in Section 2(a)(ii).

(B)         Rusnano hereby accepts repayment of the Rusnano Obligations as set forth in Section 2(b)(i)(A)(1) through (3) above and acknowledges and agrees that, after (i) the consummation of the transactions contemplated by clauses (1) through (3) above (including, without limitation, the receipt by Rusnano of the Cash Amount, the CBLI Shares and the Panacela Shares) and subject to Section 2(b)(i)(D) (including, without limitation, Section 9 of the Convertible Loan Agreement): (w) the Rusnano Obligations shall automatically and without any further action by the parties be deemed fully paid and satisfied, (x) that certain Warrant dated as of September 3, 2013 by and between CBLI and Rusnano (the “Warrant”) shall be deemed cancelled, (y) Rusnano hereby releases any and all liens, security interests, assignments, pledges and other similar interests Rusnano may have in respect of the Convertible Loan Agreement, the Warrant and the Rusnano Obligations, and (z) Rusnano for itself and for its successors and assigns, fully and unconditionally releases and forever discharges the Company and its employees, officers, directors, agents, representatives successors and assigns from all of its obligations and liabilities under or claims relating to the Convertible Loan Agreement and the Warrant.

(C)         After consummation of the transactions set forth in Section 2(b)(i)(A)(1) through (3) above, the Company does hereby for itself and for its successors and assigns, fully and unconditionally release and forever discharge Rusnano and its employees, officers, directors, agents, representatives successors and assigns from all of its obligations and liabilities under or claims relating to the Convertible Loan Agreement and the Warrant.

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(D)         Notwithstanding anything to the contrary in this Acknowledgment, (i) all obligations and duties of the Company under the Convertible Loan Agreement which, by their express terms, specifically survive the repayment of the Rusnano Obligations (and, in all events, Sections 9 and 11.3 of the Convertible Loan Agreement) and any claims related thereto first arising after the Effective Date shall not be deemed to have been terminated, released or discharged pursuant to this Acknowledgment and (ii) in the event of occurrence of events described in Section 9 of the Convertible Loan Agreement, each of the waiver set forth in Section 2(b)(i)(A) and Section 1 of the Supplemental Agreement shall be null and void and of no force and effect.

(E)          For the avoidance of doubt and notwithstanding anything to the contrary in this Acknowledgment, the payment provisions set forth in Section 3 of the Supplemental Agreement shall not be in addition to, but shall be a mere restatement of, certain agreements of the parties as set forth in this Acknowledgment.

(ii)          CBLI Obligations. As of the Effective Date and prior to the consummation of the transactions contemplated hereby, the Company owes $333,337.89 to CBLI as further set forth on Exhibit A (the “CBLI Obligations”). At the Closing, (i) the Company and CBLI shall set off the CBLI Obligations against CBLI’s purchase price obligation under the CBLI Subscription Agreement, whereby, after giving effect to such set-off, the amount to be remitted by CBLI pursuant to the CBLI Subscription Agreement as the purchase price shall be reduced by the amount of the CBLI Obligations and (ii) upon receipt by CBLI of 18,710 Panacela Shares, the CBLI Obligations shall automatically and without any further action by the parties be deemed fully paid and satisfied and (iii) upon and subject to receipt of 18,710 Panacela Shares, CBLI hereby releases any and all liens, security interests, assignments, pledges and other similar interests CBLI may have in respect of the CBLI Obligations.

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(iii)         Trade Payables. As of the Effective Date and prior to the consummation of the transactions contemplated hereby, the Company owes (x) an aggregate amount of $397,217.36 in trade payables to third party creditors (other than CBLI and Rusnano) and (y) an aggregate amount of $15,000.00 to Rusnano pursuant to Section 6.2(a) of the Master Agreement dated as of September 3, 2013, as amended (the “Master Agreement Obligations”), for a total of $412,217.36, each as shown on Exhibit A (collectively, the “Trade Payables”). At or prior to the Closing, CBLI, on behalf of the Company, shall pay by wire transfer of immediately available funds to the account of each such third party creditor (including Rusnano) the respective amounts shown on Exhibit A and provide evidence of payment of such amounts to Rusnano and CBLI. Such payments made by CBLI shall be set-off against CBLI’s purchase price obligations under the CBLI Subscription Agreement (as further described in Section 2(a)(iii)(B)), thereby reducing the actual amount that CBLI shall be required to remit to the Company in immediately available funds pursuant thereto. The Company shall use its best efforts to obtain a pay-off letter substantially in the form of Exhibit F attached hereto from each such third party creditor (other than Rusnano) on or prior to the Closing. Subject to and upon receipt by Rusnano of $15,000.00 pursuant to this Section 2(b)(iii), (i) the Master Agreement Obligations shall automatically and without any further action by the parties be deemed fully paid and satisfied and (ii) Rusnano hereby releases any and all liens, security interests, assignments, pledges and other interests Rusnano may have in respect of the Master Agreement Obligations. For the avoidance of doubt, the preceding sentence shall not apply to the Rusnano Obligations, which are addressed in Section 2(b)(i).

(c)           Additional Documentation. At or prior to the Closing:

(i)           The Company shall enter, and shall cause the LLC to enter, into the Intercompany Loan Amendment, which amendment is to extend the term of the Intercompany Loan Agreement until October 8, 2017.

(ii)          CBLI shall deliver to Rusnano a certificate duly executed by the Secretary of CBLI certifying and attaching all corporate approvals obtained by CBLI in connection with the Transaction Documents to which CBLI is a party.

(iii)         The Company shall deliver to Rusnano a certificate duly executed by the Secretary of the Company certifying and attaching (i) all corporate approvals obtained in connection with the Transaction Documents to which the Company is a party and (ii) all executed waivers obtained from Minority Stockholders pursuant to Section 2(e)(ii).

(d)           Application of Funds. All funds received by the Company pursuant to this Acknowledgment, the Panacela/Rusnano Subscription Agreement and the CBLI Subscription Agreement shall be applied towards satisfaction of the Obligations; provided that a total of $19,876.39 out of the amount to be received from CBLI pursuant to Section 2(a)(iii) shall be used by the Company for general operational purposes.

(e)           Waiver and Ratification of Stockholders’ Agreement.

(i)           CBLI and Rusnano hereby waive the requirements of Section 4 of the Stockholders’ Agreement solely in respect of the transactions contemplated by this Acknowledgment.

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(ii)          On or prior to the Closing, the Company shall obtain a waiver of Section 4 of the Stockholders’ Agreement in respect of the transactions contemplated by this Acknowledgment from each Minority Stockholder that does not participate in the offering by the Company to purchase Panacela Shares.

(iii)         Except for the waivers described in clauses (i) and (ii) above, the Stockholders’ Agreement shall continue in full force and effect as originally constituted and is hereby ratified and affirmed by the parties hereto.

3.            The Closing. Subject to the terms and conditions of this Acknowledgment, the closing (the “Closing”) of the transactions provided for in Section 2 shall take place at McGuireWoods LLP, 7 Saint Paul Street, Suite 1000, Baltimore, Maryland 21202 on December 18, 2015 or at such other date and place as the parties shall agree. At the option of the parties, documents to be delivered to the place of Closing may be delivered by electronic transmission on or before the Closing (except for stock certificates representing Panacela Shares).

4.            Condition to Closing. All transactions described in Section 2 shall occur contemporaneously.

5.            Representations and Warranties of CBLI.

CBLI represents and warrants to Rusnano and the Company as follows as of the Effective Date:

(a)           Organization, Standing, etc. CBLI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. CBLI is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect with respect to CBLI.

(b)           Authorization, Noncontravention. CBLI has all requisite power and authority to enter into this Acknowledgment and into each other Transaction Document to which CBLI is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by CBLI of this Acknowledgment and all other Transaction Documents to which CBLI is a party, the consummation of the transactions contemplated herein and therein, and the fulfillment of and compliance with the respective terms, conditions and provisions hereof or thereof or of any instruments required hereby or thereby have been duly authorized by all requisite action on the part of CBLI and do not and will not (i) conflict with or result in a breach of any of the terms, conditions or provisions of any (A) law or regulation of any Governmental Authority applicable to CBLI or any of its Subsidiaries, (B) writ, injunction, award or decree of any court or arbitral tribunal applicable to CBLI or any of its Subsidiaries, or (C) material agreement or instrument to which CBLI or any of its Subsidiaries is a party, by which it is bound, or to which it is subject, (ii) result in (A) the creation or imposition of any Lien or (B) any violation of the Certificate of Incorporation or bylaws (or analogous documents) of CBLI or any of its Subsidiaries or (iii) require filing with, notice to or consent of any Governmental Authority or other third Person, except as set forth in Section 5(d).

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(c)           Binding Effect. This Acknowledgment and each of the other Transaction Documents to which CBLI is a party have been duly authorized, executed and delivered by CBLI, and assuming due authorization, execution and delivery by other parties thereto, this Acknowledgment constitutes, and each other Transaction Document to which CBLI is a party at Closing will constitute, legal, valid and binding obligations of CBLI, enforceable against CBLI in accordance with their respective terms, except that enforceability hereof and thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance).

(d)           No Other Action. No action by, or in respect of, or filing with, any Governmental Authority is required for the execution, delivery and performance by CBLI of this Acknowledgment or any Transaction Document to which CBLI is a party, except for any Form D filings pursuant to Rule 506 of Regulation D of the Securities Act and any notice filings required by the laws of any U.S. state or any political subdivision thereof.

(e)           Offering. Assuming the veracity and accuracy of the representations and warranties of Rusnano in this Acknowledgment and in the CBLI/Rusnano Subscription Agreement and subject to any Form D filings pursuant to Rule 506 of Regulation D of the Securities Act and any notice filings required by applicable law, the issuance of the CBLI Shares as set forth in this Acknowledgment and the CBLI/Rusnano Subscription Agreement will comply with all applicable laws.

6.            Representations and Warranties of the Company.

The Company represents and warrants to Rusnano and CBLI as follows as of the Effective Date:

(a)           Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect with respect to the Company.

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(b)           Authorization, Noncontravention. The Company has all requisite power and authority to enter into this Acknowledgment and into each other Transaction Document to which the Company is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Acknowledgment and all other Transaction Documents to which the Company is a party, the consummation of the transactions contemplated herein and therein, and the fulfillment of and compliance with the respective terms, conditions and provisions hereof and thereof or of any instruments required hereby or thereby have been duly authorized by all requisite action on the part of the Company and do not and will not (i) conflict with or result in a breach of any of the terms, conditions or provisions of any (A) law or regulation of any Governmental Authority applicable to the Company or any of its Subsidiaries, (B) writ, injunction, award or decree of any court or arbitral tribunal applicable to the Company or any of its Subsidiaries, or (C) material agreement or instrument to which the Company or any of its Subsidiaries is a party, by which it is bound, or to which it is subject, (ii) result in (A) the creation or imposition of any Lien or (B) any violation of the Certificate of Incorporation or bylaws (or analogous documents) of the Company or any of its Subsidiaries or (iii) require filing with, notice to or consent of any Governmental Authority or other third Person, except as set forth in Section 6(d).

(c)           Binding Effect. This Acknowledgment and each of the other Transaction Documents to which the Company is a party have been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by other parties thereto, this Acknowledgment constitutes, and each other Transaction Document to which the Company is a party, at Closing will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that enforceability hereof and thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance).

(d)           No Other Action. No action by, or in respect of, or filing with, any Governmental Authority is required for the execution, delivery and performance of this Acknowledgment by the Company, except for any Form D filings pursuant to Rule 506 of Regulation D of the Securities Act and any notice filings required by the laws of any U.S. state or any political subdivision thereof .

(e)           Obligations. Except for miscellaneous expenses, not to exceed $2,000 in the aggregate, incurred by the Company in connection with the performance by the Company of its obligations under this Acknowledgment and the other Transaction Documents, the Company has no liabilities to any third party other than as described on Exhibit A hereto.

(f)            Offering. Assuming the veracity and accuracy of the representations and warranties of Rusnano in this Acknowledgment and in the Panacela/Rusnano Subscription Agreement and subject to any Form D filings pursuant to Rule 506 of Regulation D of the Securities Act and any notice filings required by applicable law, the offering and sale of the Panacela Shares pursuant to that certain Private Placement Memorandum of the Company, dated as of December 4, 2015, and supplemented on December 15, 2015, will comply with all applicable laws.

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7.            Representations and Warranties of the Company with respect to the LLC.

The Company represents and warrants to Rusnano and CBLI as follows as of the Effective Date:

(a)           Organization, Standing, etc. The LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the Russian Federation and has all requisite power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The LLC is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect with respect to the LLC.

(b)           Authorization, Noncontravention. The LLC has all requisite power and authority to enter into the Intercompany Loan Amendment, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery by the LLC of the Intercompany Loan Amendment, the consummation of the transactions contemplated therein, and the fulfillment of and compliance with the terms, conditions and provisions thereof have been duly authorized by all requisite action on the part of the LLC and do not (i) conflict with or result in a breach of any of the terms, conditions or provisions of any (A) law or regulation of any Governmental Authority applicable to the LLC, (B) writ, injunction, award or decree of any court or arbitral tribunal applicable to the LLC, or (C) material agreement or instrument to which the LLC is a party, by which it is bound, or to which it is subject, (ii) result in (A) the creation or imposition of any Lien or (B) any violation of the Certificate of Incorporation or bylaws (or analogous documents) of the LLC or (iii) require filing with, notice to or consent of any Governmental Authority or other third Person.

(c)           Binding Effect. The Intercompany Loan Amendment has been duly authorized, executed and delivered by the LLC, and assuming due authorization, execution and delivery by other parties thereto, the Intercompany Loan Agreement at Closing will constitute, a legal, valid and binding obligation of the LLC, enforceable against the LLC in accordance with its terms, except that enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance).

(d)           No Other Action. No action by, or in respect of, or filing with, any Governmental Authority is required for the execution, delivery and performance of the Intercompany Loan Amendment by the LLC.

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8.            Representations and Warranties of Rusnano.

Rusnano represents and warrants to CBLI and the Company as follows as of the Effective Date:

(a)           Organization and Authority. Rusnano is a joint stock company duly organized, validly existing and in good standing under the laws of the Russian Federation.

(b)           Authorization, Noncontravention. Rusnano has all requisite power and authority to enter into this Acknowledgment and all other Transaction Documents to which Rusnano is a party, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Rusnano of this Acknowledgment and all other Transaction Documents to which Rusnano is a party, the consummation of the transactions contemplated herein and therein, and the fulfillment of and compliance by Rusnano with the respective terms, conditions and provisions hereof and thereof or of any instruments required hereby or thereby have been duly authorized by all requisite action on the part of Rusnano and do not and will not (i) conflict with or result in a breach of any of the terms, conditions or provisions of any (A) law or regulation of any Governmental Authority applicable to Rusnano, (B) writ, injunction, award or decree of any court or arbitral tribunal applicable to Rusnano, or (C) material agreement or instrument to which Rusnano is a party, by which it is bound, or to which it is subject, (ii) result in any violation of the Certificate of Incorporation or bylaws (or analogous documents) of Rusnano or (iii) require filing with, notice to or consent of any third Person.

(c)           Binding Effect. This Acknowledgment and each of the other Transaction Documents to which Rusnano is a party have been duly executed and delivered by Rusnano and (assuming due authorization, execution and delivery by the other parties thereto) this Acknowledgment Agreement constitutes, and each other Transaction Document to which Rusnano is a party, at Closing will constitute, legal, valid and binding obligations of Rusnano, enforceable against Rusnano in accordance with their respective terms, except that enforceability hereof and thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance).

(d)           No Other Action. No action by, or in respect of, or filing with, any Governmental Authority is required for the execution, delivery and performance by Rusnano of this Acknowledgment and any other Transaction Document to which Rusnano is a party.

9.            No Third Party Beneficiary Rights. This Acknowledgment is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Acknowledgment.

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10.           Governing Law. This Acknowledgment shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

11.           Entire Agreement. This Acknowledgment and the other Transaction Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede any prior or contemporaneous understandings, representations, warranties or agreements (whether oral or written).

12.           No Waivers, Amendments. The waiver by any party hereto of a breach of any provision of this Acknowledgment shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any provision of this Acknowledgment may be amended if, but only if such amendment is in writing and is signed by CBLI and Rusnano. Any agreement on the part of any party to any waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

13.           Successors and Assigns. This Acknowledgment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and assigns.

14.           Communications. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered by hand or by Federal Express or a similar overnight courier, (ii) five business (5) days after being deposited in any United States Post Office enclosed in a postage prepaid and registered or certified envelope addressed to or (iii) when successfully transmitted by fax or e-mail (with a confirming copy of such communication to be sent as provided in clauses (i) or (ii) above) to, the party for whom intended, at the address or fax number for such party set forth below (or at such other address, fax number or e-mail address for a party as shall be specified by like notice, provided, however, that any notice of change of address, fax number or e-mail address shall be effective only upon receipt):

(a)          If to CBLI:

Cleveland BioLabs, Inc.

73 High Street

Buffalo, New York USA 14203

Attention: Chief Executive Officer

Facsimile: (716) 849-6820

E-mail: notices@cbiolabs.com

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With a copy to:

McGuireWoods LLP

7 Saint Paul Street, Suite 1000

Baltimore, Maryland USA 21202

Attention: Cecil E. Martin, III

Facsimile: (410) 659-4535

E-mail: cmartin@mcguirewoods.com

(b)          If to the Company:

Panacela Labs, Inc.

73 High Street

Buffalo, New York USA 14203

Attention: Chief Executive Officer

Facsimile: (716) 849-6820

E-mail: notices@cbiolabs.com

(c)          If to Rusnano:

OJSC “RUSNANO”

10A Prospect 60-Letiya Oktyabrya

Moscow 117036

Russian Federation

Attention: Leysan Shaydullina, Investment Manager

Facsimile: 7-495-988-5399

E-mail: Leysan.Shaydullina@rusnano.com

With a copy to:

Dentons US LLP

1221 Avenue of Americas

New York, NY 10020-1089

USA

Attention: Olga Sandler

Facsimile: +1-212-768-6800

Email: olga.sandler@dentons.com

15.           Survival of Provisions. The representations, warranties, covenants and agreements contained in this Acknowledgment shall survive the consummation of the transactions contemplated hereby. This Section 15 shall not limit any covenant or agreement of the parties hereto which, by its terms, contemplates performance after the Closing. Without limiting the generality of the previous sentence, Section 16 shall survive beyond the Closing.

16.           Expenses, Documentary Taxes. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Acknowledgment and other Transaction Documents, or any amendment or waiver hereof or thereof; provided, however, that the Company shall not incur any such costs or expenses in connection with this Acknowledgment or any other agreement or document executed or filed pursuant to this Acknowledgment that in the aggregate exceed $2,000.

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17.           Headings. The descriptive headings contained in this Acknowledgment are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Acknowledgment.

18.           Severability. Whenever possible, each provision or portion of any provision of this Acknowledgment shall be interpreted in such manner as to be effective, enforceable and valid under applicable law, but if any provision or portion of any provision of this Acknowledgment is held to be invalid, illegal or unenforceable under applicable law, this Acknowledgment shall be considered divisible and such provision or portion thereof shall be deemed inoperative to the extent it is deemed invalid, illegal or unenforceable, and in all other respects this Acknowledgment shall remain in full force and effect and such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision.

19.           Execution in Counterparts. This Acknowledgment may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature is as effective as signing and delivering the counterpart in person, for all purposes; provided that an original of such facsimile or electronic signature shall be delivered within five (5) business days thereof.

20.           Conflicts. In the event of any conflicts between the terms of this Acknowledgment and any other Transaction Document, the terms of this Acknowledgment shall prevail.

21.           Currency. All references to “$” in this Acknowledgment shall be deemed to refer to U.S. dollars, the legal currency of the United States of America.

22.           No Presumption Against Drafting Party.  Each party acknowledges that each party to this Acknowledgment has been represented by counsel in connection with this Acknowledgment and other Transaction Documents and the transactions contemplated by this Acknowledgement and other Transaction Documents.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Acknowledgment or any other Transaction Document against the drafting party has no application and is expressly waived.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have duly executed this Acknowledgment as of the date above set forth.

PANACELA LABS, INC.

By:	/s/ C. Neil Lyons
Name:	C. Neil Lyons, CPA
Title:	Chief Financial Officer

CLEVELAND BIOLABS, INC.

By:	/s/ C. Neil Lyons
Name:	C. Neil Lyons, CPA
Title:	Executive Vice President & Chief Financial Officer

OPEN JOINT STOCK COMPANY “RUSNANO”

By:	/s/ Yurii Udalstov
Name:	Yurii Udalstov
Title:	Deputy Chairman of the Management Board of Management company RUSNANO LLC acting on the basis of a power of attorney

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